UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2015

Flasr Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-55270	46-2681687
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1075 Peachtree Street NE, Suite 3650, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

(409)-965-3761
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4. Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant.

On June 30, 2015, Flasr Inc. (the “Registrant”) formally informed MaloneBailey, LLP ("MaloneBailey") that it was terminating MaloneBailey as the Registrant’s independent registered public accounting firm. On June 30, 2015, the Registrant retained Calvetti Ferguson (“Calvetti Ferguson”) as its principal independent accountants. The decision to terminate the services of MaloneBailey and retain Calvetti Ferguson as the principal independent accountants was approved by the Registrant’s Board of Directors.

The Termination of MaloneBailey

MaloneBailey was the independent registered public accounting firm for the Registrant from September 9, 2014 until June 30, 2015. None of MaloneBailey's reports on the Registrant’s financial statements for the year ended March 31, 2015 or for the year ended March 31, 2014 (a) contained an adverse opinion or disclaimer of opinion, or (b) was modified as to uncertainty, audit scope, or accounting principles other than as provided below, or (c) contained any disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of MaloneBailey, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(iv) of Regulation S-K occurred during the period in which MaloneBailey served as the Registrant’s principal independent accountants.

During our two most recent fiscal years and the subsequent interim period preceding the termination of LL Bradford we had no disagreements with the firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of LL Bradford would have caused it to make reference to the subject matter of the disagreement in connection with its report.

However, the report of MaloneBailey dated June 29, 2015 on our financial statements for March 31, 2015 and 2014 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended in the Annual Report on Form 10-K for the fiscal year end dated March 31, 2015 (filed by the Registrant with the Securities and Exchange Commission on June 29, 2015) contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern.

The Registrant has provided MaloneBailey with a copy of this disclosure and has requested that MaloneBailey furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letter from MaloneBailey addressed to the Securities and Exchange Commission dated July 2, 2015 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Engagement of Calvetti Ferguson

Prior to June 30, 2015, the date that Calvetti Ferguson was retained as the principal independent accountants of the Registrant:

(1) The Registrant did not consult Calvetti Ferguson regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant’s financial statements;

(2) Neither a written report nor oral advice was provided to the Registrant by Calvetti Ferguson that they concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; and

(3) The Registrant did not consult Calvetti Ferguson regarding any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter from MaloneBailey

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLASR INC.

Dated: July 2, 2015	By:	/s/ Everett Dickson
	Name:	Everett Dickson
	Title:	President, Chief Executive Officer, Chief Financial Officer and Secretary